Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2013 FOURTH QUARTER AND YEAR-END RESULTS

BUFFALO GROVE, IL - March 13, 2014 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its consolidated results for the fourth quarter and year ended December 31, 2013.
Fourth Quarter and Year-End 2013 Highlights

•
Adjusted EBITDA before non-cash compensation and non-recurring expenses increased by 6.5% to $18.3 million for the year ended December 31, 2013 compared to $17.2 million for the year ended December 31, 2012;

•	Retail equipment sales revenue increased by 334.8% to $2.9 million for the three month period ended December 31, 2013 compared to $700,000 for the three month period ended December 31, 2012;

•	Sold seven traditional crawler cranes in the three month period ended December 31, 2013 at 110.6% of OLV;

•
Utilization of self-erecting tower cranes increased to 48.7% for the three month period ended December 31, 2013, compared to 41.6% and 32.6% for the three month periods ended December 31, 2012 and September 30, 2013, respectively. Self-erecting tower crane utilization and rental rate is at its highest level since the acquisition of these assets in late 2010;

•
Average rental rates for the hydraulic crawler crane fleet, when measured on a model by model basis, have increased by an average of $1,094 or 4.3% for the three month period ended December 31, 2013 compared to the three month period ended December 31, 2012;

•	Crawler crane rental backlog as of December 31, 2013 increased by 18.9% compared to the backlog as of December 31, 2012;

•
Selling, general & administrative expenses excluding non-cash compensation and non-recurring expenses decreased by 11.7% to $5.5 million for the three month period ended December 31, 2013 compared to $6.2 million for the three month period ended December 31, 2012; and

•
Total debt decreased by $19.1 million or 8.3% over the past two years, due to both free cash flow from operations and the disposition of excess rental equipment at an average of 110.9% of Orderly Liquidation Value (“OLV”).

CEO Comments

Nick Matthews, President and CEO of Essex stated, “Despite year to date EBITDA within our updated guidance, we are disappointed at how the year ended in 2013. While we anticipated the sequential softening in utilization levels and earnings in the fourth quarter due to seasonality, the residual effects of the soft third quarter are shown in our results.”

“We are encouraged by the improvement in our retail distribution line. The growth of this segment provides opportunities that should enhance future earnings of our other segments, and also strengthens the relationships we have with our key suppliers. We feel that with our current distribution agreements in place, we are well positioned to take advantage of the recovering end markets.”

“As we have stated in the past, we continue to look for opportunities to sell rental fleet assets that were underutilized during historic peak demand periods. We have accelerated our efforts by selling seven traditional crawler cranes in the fourth quarter of 2013 and listed several others in a sealed bid auction that we announced earlier this year. We continue to manage our overhead costs and selling, general & administrative expenses excluding non-cash compensation and non-recurring expenses have decreased by 11.7% versus the same period last year. ”

Fourth Quarter 2013 Overview

Equipment rentals segment revenues were $15.2 million for the three month period ended December 31, 2013 versus $16.6 million for the three month period ended December 31, 2012. Equipment rentals segment revenues include rental, transportation and used rental equipment sales. The 8.8% or $1.4 million decrease is primarily driven by a $1.6 million decrease in equipment rental revenues and a $900,000 decrease in transportation revenues offset by a $1.1 million increase in used rental equipment sales. The decrease in equipment rental revenues was driven by a decrease in utilization for our rough terrain, large tower crane and crawler crane fleet, partially offset by an increase in utilization of our self-erecting tower crane equipment.

Exhibit 99.1

Equipment distribution revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, increased by 334.8% to $2.9 million for the three month period ended December 31, 2013 compared to $700,000 for the three month period ended December 31, 2012.

Parts and service revenue equaled $4.4 million for the three month period ended December 31, 2013 compared to $5.9 million for the three month period ended December 31, 2012. Parts and service segment revenues include retail parts sales, billable service work done on our own equipment and servicing customer owned equipment.

Total gross profit decreased 25.6% to $4.6 million for the three month period ended December 31, 2013 from $6.2 million for the three month period ended December 31, 2012. Gross profit margin decreased by approximately 6.2% to 20.7% for the three month period ended December 31, 2013 from 26.9% for the three month period ended December 31, 2012.

EBITDA before non-cash compensation and non-recurring expenses decreased to $3.9 million for the three month period ended December 31, 2013 compared to $5.0 million for the three month period ended December 31, 2012. Non-cash compensation and non-recurring expenses equaled $800,000 for the three month period ended December 31, 2013 and $600,000 for the three month period ended December 30, 2012.

Outlook for 2014

Mr. Matthews continued, “While we are disappointed with our fourth quarter results, we remain cautiously optimistic for 2014. Although we are coming off of a lower basis than we started from in the beginning of 2013 in terms of utilization, early indicators in 2014 are encouraging. Since the beginning of the year, which is historically a soft seasonal period, expected rental revenue from signed crawler crane rental orders has increased by approximately 20% as compared to the same period in the prior year. In addition, we have seen a trend of increasing utilization on the rough terrain cranes and boom trucks as measured against units on rent at December 31, 2013.”

“That being said, we are not projecting any significant revenue increases in our 2014 guidance, but instead are forecasting conservative growth throughout the year. We anticipate that 2014 EBITDA before non-cash compensation and non-recurring items will be in the range of $18 million to $22 million. Our blended cost of debt is approximately 4.41% and we expect consolidated interest expense in 2014 to be approximately $11 million. We are not projecting any significant net capital expenditures in excess of anticipated equipment sales in 2014.”

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Thursday, March 13, 2014. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please dial in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.
About Essex Rental Corp.

Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate",

Exhibit 99.1

"believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation and amortization. Adjusted EBITDA is used internally when evaluating our operating performance and, we believe, allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexcrane.com

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)
REVENUES
Equipment rentals	$11,149,409	$12,757,636	$46,596,363	$46,498,363
Retail equipment sales	2,874,896	661,191	11,211,876	4,087,127
Used rental equipment sales	2,514,747	1,470,833	12,436,843	17,258,089
Retail parts sales	1,855,241	2,509,092	7,633,022	9,573,134
Transportation	1,491,934	2,398,618	5,912,240	7,474,839
Equipment repairs and maintenance	2,564,861	3,394,225	11,747,091	13,369,302
TOTAL REVENUES	22,451,088	23,191,595	95,537,435	98,260,854

COST OF REVENUES
Salaries, payroll taxes and benefits	2,597,982	2,637,053	10,771,700	10,994,834
Depreciation	4,681,784	4,970,293	18,662,640	20,458,784
Retail equipment sales	2,491,726	559,831	9,550,397	3,474,161
Used rental equipment sales	1,743,804	1,036,569	9,183,230	14,353,793
Retail parts sales	1,453,122	1,837,773	5,909,310	7,091,209
Transportation	1,542,977	2,262,100	5,883,765	6,823,282
Equipment repairs and maintenance	2,480,056	2,870,965	10,242,468	10,663,327
Yard operating expenses	813,850	775,469	3,146,103	3,069,344
TOTAL COST OF REVENUES	17,805,301	16,950,053	73,349,613	76,928,734

GROSS PROFIT	4,645,787	6,241,542	22,187,822	21,332,120

Selling, general and administrative expenses	6,260,367	6,828,709	24,376,920	26,986,797
Other depreciation and amortization	246,193	316,118	1,039,434	1,274,466
LOSS FROM OPERATIONS	(1,860,773)	(903,285)	(3,228,532)	(6,929,143)

OTHER INCOME (EXPENSES)
Other income	2,631	8,369	561,689	41,230
Interest expense	(3,086,615)	(2,676,318)	(11,662,168)	(11,334,705)
Foreign currency exchange gains (losses)	(157,337)	(80,121)	(379,712)	5,484
TOTAL OTHER INCOME (EXPENSES)	(3,241,321)	(2,748,070)	(11,480,191)	(11,287,991)

LOSS BEFORE INCOME TAXES	(5,102,094)	(3,651,355)	(14,708,723)	(18,217,134)

BENEFIT FOR INCOME TAXES	(1,455,323)	(646,365)	(5,064,126)	(5,564,179)

NET LOSS	$(3,646,771)	$(3,004,990)	$(9,644,597)	$(12,652,955)

Weighted average shares outstanding:
Basic	24,721,013	24,555,818	24,660,170	24,545,041
Diluted	24,721,013	24,555,818	24,660,170	24,545,041

Loss per share:
Basic	$(0.15)	$(0.12)	$(0.39)	$(0.52)
Diluted	$(0.15)	$(0.12)	$(0.39)	$(0.52)

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Utilization Statistics (Unaudited)

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
Utilization Statistics - "Days Utilization"
Crawler Cranes - Hydraulic	56.7%	70.9%	63.0%
Crawler Cranes - Traditional	32.2%	31.4%	31.2%
Rough Terrain Cranes	54.1%	50.5%	61.9%
Boomtrucks	51.7%	52.0%	54.0%
Self-Erecting Tower Cranes	48.7%	32.6%	41.6%
City & Other Tower Cranes	32.6%	33.5%	56.0%

(See definitions in the quarterly and annual reports filed with the SEC)

Essex Rental Corp. and Subsidiaries Segment Revenues and Gross Profit

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Segment revenues
Equipment rentals	$15,156,090	$16,627,087	$64,945,446	$71,231,291
Equipment distribution	2,874,896	661,191	11,211,876	4,087,127
Parts and service	4,420,102	5,903,317	19,380,113	22,942,436
Total revenues	$22,451,088	$23,191,595	$95,537,435	$98,260,854
Segment gross profit
Equipment rentals	$3,261,651	$4,462,945	$15,815,361	$14,922,405
Equipment distribution	239,290	(44,178)	1,046,151	16,059
Parts and service	1,144,846	1,822,775	5,326,310	6,393,656
Total gross profit	$4,645,787	$6,241,542	$22,187,822	$21,332,120

Essex Rental Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net loss	$(3,646,771)	$(3,004,990)	$(9,644,597)	$(12,652,955)
Benefit for income taxes	(1,455,323)	(646,365)	(5,064,126)	(5,564,179)
Foreign currency exchange (gains) losses	157,337	80,121	379,712	(5,484)
Interest expense	3,086,615	2,676,318	11,662,168	11,334,705
Other income	(2,631)	(8,369)	(561,689)	(41,230)
Loss from operations	(1,860,773)	(903,285)	(3,228,532)	(6,929,143)

Depreciation	4,681,784	4,970,293	18,662,640	20,458,784
Other depreciation and amortization	246,193	316,118	1,039,434	1,274,466
Adjusted EBITDA (1)	$3,067,204	$4,383,126	$16,473,542	$14,804,107

(1) Includes non-cash stock compensation and non-recurring expenses of $0.8 million and $0.6 million for the three months ended December 31, 2013 and 2012, respectively, and $1.8 million and $2.4 million for the years ended December 31, 2013 and 2012, respectively.

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Balance Sheets

	December 31, 2013	December 31, 2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,348,558	$8,389,321
Accounts receivable, net of allowances	14,058,878	14,658,198
Other receivables	2,412,614	2,282,104
Deferred tax assets	2,878,214	3,022,625
Inventory
Retail equipment	3,416,027	1,815,670
Retail spare parts, net	1,597,625	1,386,412
Prepaid expenses and other assets	1,790,959	1,494,751
TOTAL CURRENT ASSETS	27,502,875	33,049,081

Rental equipment, net	287,859,918	306,892,373
Property and equipment, net	5,204,653	6,610,976
Spare parts inventory, net	3,247,522	3,145,129
Identifiable finite lived intangibles, net	1,069,285	1,403,571
Goodwill	1,796,126	1,796,126
Loan acquisition costs, net	6,095,357	1,170,354

TOTAL ASSETS	$332,775,736	$354,067,610

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$5,703,030	$5,342,637
Accrued employee compensation and benefits	2,011,693	1,999,143
Accrued taxes	3,908,905	3,211,400
Accrued interest	654,918	1,359,017
Accrued other expenses	1,006,178	1,358,036
Unearned rental revenue	1,667,443	1,520,701
Customer deposits	293,067	73,795
Term loan - short-term	2,000,000	—
Purchase money security interest debt - short-term	959,157	828,610
Promissory notes	—	5,130,870
Capital lease obligation	—	3,154
TOTAL CURRENT LIABILITIES	18,204,391	20,827,363

LONG-TERM LIABILITIES
Revolving credit facilities	165,482,210	210,592,909
Term loan	36,500,000	—
Promissory notes	3,655,213	—
Purchase money security interest debt	1,975,279	2,147,349
Deferred tax liabilities	40,868,968	46,258,254
TOTAL LONG-TERM LIABILITIES	248,481,670	258,998,512

TOTAL LIABILITIES	266,686,061	279,825,875

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	—	—
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,743,513 shares at December 31, 2013 and 24,555,818 shares at December 31, 2012	2,474	2,456
Paid in capital	125,952,025	124,460,238
Accumulated deficit	(59,875,535)	(50,230,938)
Accumulated other comprehensive income, net of tax	10,711	9,979
TOTAL STOCKHOLDERS' EQUITY	66,089,675	74,241,735

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$332,775,736	$354,067,610